Exhibit 10.5

APN:

When Recorded Return To:

Patrick M. Arnold

Powell Coleman & Arnold LLP

8080 North Central Expwy, Suite 1380

Dallas, Texas  75206

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

Construction Leasehold Deed of Trust, Assignment,
Security Agreement and Fixture Filing

by

Rest Easy LLC,

a Delaware limited liability company,

d/b/a PAL Rest Easy LLC,

as Grantor,

to and in favor of

Stephen J. Hughes,

an individual,

as Trustee,

and

Behringer Harvard PAL I, LLC,

a Delaware limited liability company,

as Lender

This document serves as a Fixture Filing under the Texas Uniform Commercial Code.

Grantor’s Organizational Identification Number is 26-3013107.

Construction Leasehold Deed of Trust, Assignment,
Security Agreement and Fixture Filing

This Construction Leasehold Deed of Trust, Assignment, Security Agreement and Fixture Filing (“Deed of Trust”) is made as of the 14th day of August, 2009, by Rest Easy LLC, a Delaware limited liability company, d/b/a PAL Rest Easy LLC (herein referred to as “Grantor”), whose address is c/o Actus Lend Lease LLC, 1801 West End Avenue, Suite 1700, Nashville, TN 37203, to Stephen J. Hughes, an individual (“Trustee”), whose address is Lincoln Centre, Suite 260, 5430 LBJ Freeway, Dallas, Texas 75240, and Behringer Harvard PAL I, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”), whose address is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Recitals

Grantor is the lessee under (i) that certain Department of the Army Lease and Conveyance of Improvements DACA65-01-09-47, dated as of August 14, 2009 (as it may be amended from time to time, the “Ground Lease”) with the United States of America, acting by and through the Secretary of the Army (together with its successors and assigns, the “Landlord”) with respect to the real property legally described on Exhibit A attached hereto, a Memorandum of which is intended to be recorded immediately prior hereto, and (ii) certain Ancillary Leases (as defined in the Junior Loan Agreement) (collectively, the Ground Lease and the Ancillary Leases are referred to herein as the “Lease”) with respect to the property described on Exhibit B attached hereto and Grantor is justly indebted to Lender in the maximum principal sum of up to $25,000,000 (the “Junior Loan”), as evidenced by that certain Junior Loan Note, dated as of the date hereof (as it may be amended from time to time, the “Junior Note”) payable by the Grantor to the Lender in said principal amount, and that certain Junior Loan Agreement, dated as of the date hereof, by and between Grantor and Lender (as it may be amended from time to time, the “Junior Loan Agreement”).  As a condition precedent to making the Junior Loan, Lender has required that Grantor execute and deliver this Deed of Trust to Trustee and Lender.  The Junior Note, the Junior Loan Agreement, this Deed of Trust and all other instruments and documents executed by Grantor that evidence, secure or set forth any of the Grantor’s obligations relating to the Junior Loan, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified, and whether now in existence or hereafter made and entered into, are collectively referred to as the “Junior Loan Documents.”  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Junior Loan Agreement.

Now, therefore, in order to induce Lender to make the Junior Loan to Grantor, Grantor agrees as follows:

Article I

Granting Clauses; Condition of Grant.

Section 1.1             Conveyances and Security Interests.

In order to secure the prompt payment and performance of the Obligations, Grantor:

(a)          hereby irrevocably and unconditionally grants, conveys, transfers and assigns to Trustee, in trust under and subject to the terms and conditions set forth herein, for the benefit of Lender, with power of sale and right of entry and possession, the leasehold estate created by the Lease and all other tenancy, term, right, title and interest of Grantor, of whatever character (whether vested or contingent), in and to (1) the real property described on Exhibit A and Exhibit B attached hereto together with any and all rights, privileges and benefits, of whatever character derived by Grantor, or to which Grantor may be entitled, under or by virtue of the Lease, including, without limitation: (i) any and all rights to exercise options (including, without limitation, options to purchase, renew, extend, terminate, reject or assume), give consents and receive payments, reimbursements and refunds; (ii) any and all rights to modify, change, supplement, alter, amend, terminate, cancel, sever or surrender the Lease and any and all rights to release or discharge the Landlord of or from the obligations, covenants, conditions and agreements by the Landlord to be kept, observed or performed thereunder; (iii) any and all claims and rights to the payment of damages that may presently exist or hereafter arise under or in connection with the Lease or the rights of Grantor thereunder, including, without limitation, any such claim or right that may arise as a result of the rejection or disaffirmance of the Lease by the Landlord, or by any trustee of the Landlord, pursuant to the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq., as amended (the “Code”); (iv) any and all rights, privileges and benefits, of whatever character, to which Grantor may hereafter be entitled pursuant to Section 365 of the Code, including, without limitation, all of Grantor’s rights to remain in possession after rejection or disaffirmance of the Lease by the Landlord or by any trustee of the Landlord (collectively, the “Land”) and (2) all buildings, structures and other improvements now or hereafter existing, erected or placed on the Land, together with any on-site improvements and off-site improvements in any way used or to be used in connection with the use, enjoyment, occupancy or operation of the Land (collectively, excluding the Excluded Improvements (as defined in the Lease), the “Improvements”), together with (i) all estates, title interests, title reversion rights, remainders, increases, issues, profits, rights of way or uses, additions, accretions, servitudes, strips, gaps, gores, liberties, privileges, water rights, water courses, alleys,  passages, ways, vaults, licenses, tenements, franchises, hereditaments, appurtenances, easements, rights-of-way, rights of ingress or egress, parking rights, timber, crops, mineral interests and other rights, now or hereafter owned by Grantor and belonging or appertaining to the Land or Improvements; (ii) all Claims whatsoever of Grantor with respect to the Land or Improvements, either in law or in equity, in possession or in expectancy; (iii) all estate, right, title and interest of Grantor in and to all streets, roads and public places, opened or proposed, now or hereafter adjoining or appertaining to the Land or Improvements; and (iv) all options to purchase the Land or Improvements, or any portion thereof or interest therein, and any greater estate in the Land or Improvements, and all additions to and Proceeds of the foregoing, including all rents, revenues, bonus money, royalties, rights, and benefits accruing to Grantor under all present and future oil, gas and mineral leases on any parts of the Property (collectively, the “Real Property”);

(b)           grants to Lender a security interest in all personal property of any kind or nature whatsoever, whether tangible or intangible and whether now owned or hereafter acquired, in which Grantor now has or hereafter acquires an interest and which is used in the construction of, or is placed upon, or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of, the Property (as hereinafter defined), including (i) all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies and other articles of personal property, of every kind and character, tangible and intangible (including software which is owned by Grantor embedded therein), now owned or hereafter acquired by Grantor, which are now or hereafter attached to or situated in, on or about the Land or Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or Improvements, and all additions to the foregoing, all of which are hereby declared to be permanent accessions to the Land (collectively, the “Accessories”); (ii) subject to the terms of the Lock Box Agreement, all accounts of Grantor within the meaning of the Uniform Commercial Code of the State (as defined herein), derived from or arising out of the use, occupancy or enjoyment of the Property or for services rendered therein or thereon (collectively, the “Accounts”); (iii) all franchise, license, management or other agreements with respect to the operation of the Real Property or the business conducted therein (provided all of such agreements shall be subordinate to this Deed of Trust, and Lender shall have no responsibility for the performance of Grantor’s obligations thereunder) and all general intangibles (including payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Real Property or the operation thereof which are owned by Grantor; (iv) all sewer and water taps, appurtenant water stock or water rights, any Type 2 nonirregation grandfathered water rights, contractual rights to water, allocations and agreements for utilities, bonds, letters of credit, permits, certificates, licenses, guaranties, warranties, causes of action, judgments, Claims, profits, security deposits, utility deposits, and all rebates or refunds of fees, Taxes, assessments, charges or deposits paid to any Governmental Authority related to the Real Property or the operation thereof; (v) all of Grantor’s rights and interests under all Swap Contracts, including all rights to the payment of money from Lender under any Swap Contract and all accounts, deposit accounts and general intangibles, including payment intangibles, described in any Swap Contract; (vi) all insurance policies held by Grantor with respect to the Property or Grantor’s operation thereof; and (vii) subject to the terms and conditions of the Lock Box Agreement, all money, instruments and documents (whether tangible or electronic) arising from or by virtue of any transactions related to the Property, and all deposits and deposit accounts of Grantor with Lender related to the Property, including any such deposit account from which Grantor may from time to time authorize Lender to debit and/or credit payments due with respect to the Junior Loan; together with all additions to and proceeds of all of the foregoing (collectively, the “Personalty”) (the Real Property and the Personalty shall be collectively referred to herein as the “Property”);

(c)           assigns to Lender, and grants to Lender a security interest in, Grantor’s right, title and interest in any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation (the “Condemnation Awards”) and all Insurance Proceeds; and

(d)           assigns to Lender, and grants to Lender a security interest in, all of Grantor’s right, title and interest in, but not any of Grantor’s obligations or liabilities under, all (i) contracts for services to be rendered, work to be performed or materials to be supplied in the development of the Land or the construction or repair of Improvements, including all agreements with architects, engineers or contractors for such services, work or materials; (ii) all plans, drawings and specifications for the development of the Land or the construction or repair of Improvements; (iii) all permits, licenses, variances and other rights or approvals issued by or obtained from any Governmental Authority or other Person in connection with the development of the Land or the construction or repair of Improvements; and (iv) all amendments of or supplements to any of the foregoing (collectively, the “Design and Construction Documents”).

All Persons who may have or acquire an interest in all or any part of the Property will be deemed to have notice of, and will be bound by, the terms of the Obligations and each other agreement or instrument made or entered into in connection with each of the Obligations.  Such terms include any provisions in the Junior Note, the Junior Loan Agreement and/or any Swap Contract which provide that the interest rate on one or more of the Obligations may vary from time to time.  The definition of “Obligations” includes future advances.

Section 1.2             Absolute Assignment of Rents.

In consideration of the making of the Junior Loan by Lender to Grantor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor absolutely and unconditionally assigns any and all Rents received in connection with the Project to Lender, subject to the terms and conditions of the Lock Box Agreement.  This assignment is, and is intended to be, an unconditional, absolute and present assignment from Grantor to Lender of all of Grantor’s right, title and interest in and to the Rents and not an assignment in the nature of a pledge of the Rents or the mere grant of a security interest therein.  For so long as this Deed of Trust shall be in effect or until Lender shall otherwise consent in writing, all such Rents shall be paid to the Cash Management Agent as set forth in the Lock Box Agreement.  All such sums received by Grantor from and after the date hereof shall be deemed received in trust and shall be turned over immediately to Cash Management Agent.

Section 1.3             Security Agreement, Fixture Filing and Financing Statement.

This Deed of Trust creates a security interest in the Personalty, and, to the extent the Personalty is not real property, this Deed of Trust constitutes a security agreement from Grantor to Lender under the Uniform Commercial Code of the State.  In addition to all of its other rights under this Deed of Trust and otherwise, Lender shall have all of the rights of a secured party under the Uniform Commercial Code of the State, as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable Law.  This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records of each county where any part of the Property (including such fixtures) is situated.  This Deed of Trust shall also be effective as a financing statement with respect to any other Property as to which a security interest may be perfected by the filing of a financing statement and may be filed as such in any appropriate filing or recording office.  The respective mailing addresses of Grantor and Lender are set forth in the opening paragraph of this Deed of Trust.  A carbon, photographic or other reproduction of this Deed of Trust or any other financing statement relating to this Deed of Trust shall be sufficient as a financing statement for any of the purposes referred to in this Section.  Grantor hereby irrevocably authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable Law, reasonably required by Lender to establish or maintain the validity, perfection and priority of the security interests granted in this Deed of Trust.  The foregoing authorization includes Grantor’s irrevocable authorization for Lender at any time and from time to time to file any initial financing statements and amendments thereto and continuation statements that indicate the Personalty (a) as “all assets of Grantor, wherever located” or words of similar effect, regardless of whether any particular asset comprised in the Personalty falls within the scope of the Uniform Commercial Code of the State or the jurisdiction where the initial financing statement or amendment is filed, or (b) as being of an equal or lesser scope or with greater detail.  This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records in the Office of the County Clerk where the Property (including said fixtures) is situated, in accordance with Section 9.502 and other applicable provisions of the Uniform Commercial Code, as amended from time to time.  This Deed of Trust shall also be effective as a financing statement covering as-extracted collateral (as such term is defined in Section 9.102(a)(6) of the Uniform Commercial Code), and is to be filed for record in the real estate records of the county where the Property is situated.  The mailing address of Grantor and the address of Lender from which information concerning the security interest may be obtained are set forth above.

Section 1.4             Reconveyance of Deed of Trust and Termination of Assignments and Financing Statements.

If and when Grantor has paid and performed all of the Obligations, and no further advances are to be made under the Junior Loan Agreement, Lender or Trustee, upon request by Lender, will provide a reconveyance of the Property from the lien of this Deed of Trust and termination statements for filed financing statements, if any, to Grantor.  Grantor shall be responsible for the recordation of such reconveyance and the payment of any recording and filing costs.  Upon the recording of such reconveyance and the filing of such termination statements, the absolute assignment set forth in Section 1.2 shall automatically terminate and become null and void.

Article II

Representations and Warranties.

Grantor makes the following representations and warranties to Lender:

Section 2.1             Title to Real Property.

Grantor has a valid interest in the Real Property, free and clear of all liens, encumbrances and charges (the “Encumbrances”) other than (a) any matters set forth in any policy of title insurance issued to Lender and insuring Lender’s interest in the Property which are acceptable to Lender as of the date hereof, (b) the liens and interests of this Deed of Trust, the Senior Loan and the Subordinate Loan, and (c) any other Encumbrance that Lender shall expressly approve in its sole and absolute discretion, as evidenced by a “marked-up” commitment (or pro-forma policy) for title insurance initialed on behalf of Lender (the “Permitted Encumbrances”).  Grantor has full power and lawful authority to grant the Real Property to Lender in the manner and form herein done or intended and forever warrant and defend Grantor’s title in the Real Property against the claims of all persons, subject to the Permitted Encumbrances.  This Deed of Trust constitutes a valid second lien upon and security interest in Grantor’s right, title and interest in and to the Real Property.

Section 2.2             Title to Other Property.

Grantor has good title to the Personalty, and the Personalty is not subject to any Encumbrance other than the Permitted Encumbrances.

Article III

Affirmative Covenants.

Section 3.1             Obligations.

Grantor agrees to promptly pay and perform all of the Obligations, time being of the essence in each case.

Section 3.2             Property Assessments; Documentary Taxes.

Grantor will promptly pay in full and discharge on or before the due date thereof all Taxes and assessments of every nature which may be levied or assessed against the Property.

Section 3.3             Compliance with Laws.

Except as expressly permitted in the Lease with respect to pre-existing conditions, Grantor will comply with and not violate, and cause to be complied with and not violated, all present and future Laws applicable to the Property and its use and operation.

Section 3.4             Maintenance and Repair of the Property.

Grantor, at Grantor’s sole expense, will (a) keep and maintain (or cause to be kept and maintained) the Property in good condition, working order and repair, and (b) make (or cause to be made) all necessary or appropriate repairs to the Property, so that each part of the Property shall at all times be in a good condition and fit and proper for the respective purposes for which they were originally intended, erected, or installed.

Section 3.5             Additions to Security.

All right, title and interest of Grantor in and to all Improvements hereafter constructed or placed on the Property shall, without any further deed of trust, conveyance, assignment or other act by Grantor, become subject to the lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Grantor and specifically described in the granting clauses hereof.  Grantor agrees, however, to execute and deliver to Trustee and/or Lender such further documents as may be reasonably required by the terms of the Junior Loan Agreement and the other Junior Loan Documents to confirm and evidence such lien.

Section 3.6             Performance of Lease.

Grantor shall (i) fulfill, perform and observe in all respects each and every material condition and material covenant of Grantor contained in the Lease; (ii) give prompt notice to Lender of any claim or event of default or noncompliance under the Lease given to Grantor by Landlord or given by Grantor to Landlord, together with a complete copy or statement of any information submitted or referenced in support of such claim or event of default; (iii) at the sole cost and expense of Grantor, enforce the performance and observance of each and every material covenant and material condition of the Lease to be performed or observed by any other party to the Lease unless such enforcement is waived in writing by Lender; (iv) appear in and defend any action challenging the validity, enforceability or priority of the lien created hereby or the validity or enforceability of the Lease; and (v) timely exercise all renewal options under the Lease while any Obligation under the Junior Loan remains outstanding.  The Lease shall not be modified, amended, terminated, cancelled or surrendered by Grantor without Lender’s prior written consent.  Without limiting the generality of the foregoing, Grantor shall not, without Lender’s prior written consent, elect to treat the Lease or the leasehold estate created thereunder as terminated under Section 365 of the Code, after rejection or disaffirmance of the Lease by the Landlord (whether as debtor in possession or otherwise) or by any trustee of the Landlord, and any such election made without such consent shall be void and ineffective.  Grantor shall not assign, transfer, mortgage, pledge or hypothecate the Lease or any interest therein to any party other than Lender, Senior Lender or Subordinate Lender without first obtaining Lender’s prior written consent.  Grantor shall not waive or release any person from the observance or performance of any material obligation to be performed under the terms of the Lease or liability on account of any material warranty given thereunder.  Any modification, amendment, termination, cancellation, surrender, assignment, transfer, mortgage, pledge, hypothecation, waiver or release in violation of the foregoing shall be null and void and of no force and effect.  Grantor agrees that if Grantor, at any time while the Obligations are outstanding, acquires fee title or any greater estate than it holds as of the date of this Deed of Trust in and to the Land or the Real Property, the lien of this Deed of

Trust shall automatically attach, extend to, cover and encumber such fee title or other greater estate, and that Grantor shall execute such further documents and take such further actions as Lender may reasonably request to confirm such lien.  Without limiting the foregoing sentence, unless Lender otherwise consents or elects, fee title to the Real Property and the leasehold interest in the Land created by the Lease shall not merge, but shall always be kept separate and distinct, notwithstanding the union of such estates in Grantor, Lender or any other person by purchase, operation of law, foreclosure of this Deed of Trust, sale of the Real Property pursuant to this Deed of Trust or otherwise.

Article IV

Negative Covenants.

Section 4.1             Encumbrances.

Grantor will not permit any of the Property to become subject to any Encumbrance other than the Permitted Encumbrances.  Within sixty (60) days after the filing of any mechanic’s lien or other lien or Encumbrance against the Property, Grantor will promptly discharge the same by payment or recording a bond or otherwise as permitted by Law.  So long as Lender’s security has been protected by the recording of a bond or otherwise in a manner satisfactory to Lender in its sole and absolute discretion, Grantor shall have the right to contest in good faith any Claim or Encumbrance, provided that Grantor does so diligently and without prejudice to Lender or delay in completing construction of the Improvements.  Grantor shall give Lender Notice of any default under any lien and Notice of any foreclosure or threat of foreclosure with respect to any of the Property.

Section 4.2             Transfer of the Property.

Grantor will not, without the prior written consent of Lender, transfer pursuant to a direct or indirect sale, assignment or conveyance, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration, or contract to do so, all or any part of the Property or any legal or beneficial interest therein (except as may be permitted in this Deed of Trust).  Except as set forth in the Junior Loan Agreement, the transfer of any membership interest in Grantor (whether in one or more transactions during the term of the Obligations) shall be deemed to be a prohibited transfer of the Property.

Section 4.3             Removal, Demolition or Alteration of Improvements.

Except to the extent permitted by the following section, no Improvements shall be removed, demolished or materially altered without the prior written consent of Lender.

Section 4.4             Additional Improvements.

Grantor will not construct, demolish or materially alter any Improvements other than those presently on the Land, those described in the Junior Loan Agreement and those described in the Design/Build Agreement for the LSCR Phase of the IDP, without the prior written consent of Lender.  Subject to, and in accordance with, the terms and conditions of the Design/Build Agreement, Grantor will complete and pay for, within a reasonable time, any Improvements which Grantor is permitted to construct on the Land.  Grantor will construct and erect any permitted Improvements (a) strictly in accordance with the Lease, any other contracts with Landlord, all applicable Laws (as set forth in the Lease) and any private restrictive covenants, (b) entirely on lots or parcels of the Land, (c) so as not to encroach upon any easement or right of way or upon the land of others, and (d) wholly within any building restriction and setback lines applicable to the Land.

Section 4.5             Restrictive Covenants, Zoning, etc.

Without the prior written consent of Lender, Grantor will not initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance, or other public or private restrictions limiting or defining the uses which may be made of the Property, or consent to or vote in favor of the inclusion of the Property in any community facilities or limited improvement district or any other improvement, assessment or similar district.  Grantor (a) will promptly perform and observe, and cause to be performed and observed, all of the material terms and conditions of all agreements affecting the Property, and (b) will do or cause to be done all things reasonably necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.

Article V

Events of Default.

The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Deed of Trust:

Section 5.1             Junior Loan Agreement.

The occurrence of an Event of Default under the Junior Loan Agreement.

Section 5.2             Transfers.

Grantor, without the prior written consent of Lender, transfers pursuant to a direct or indirect sale, assignment or conveyance, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration, or contract to do so, all or any part of the Property or any legal or beneficial interest therein.

Section 5.3             Other Obligations.

Grantor fails to promptly perform or comply with any of the Obligations set forth in this Deed of Trust (other than those expressly described in other Sections of this Article V), and such failure continues uncured for a period of ninety (90) days after Notice from Lender to Grantor, unless (a) such failure, by its nature, is not capable of being cured within such period and (b) within such period, Grantor commences to cure such failure and thereafter diligently prosecutes the cure thereof and provides evidence of such efforts upon request to Lender.

Article VI

Rights and Remedies.

Upon the happening and during the continuance of any Event of Default, Lender, or Trustee at the direction of Lender, shall have the right, in addition to any other rights or remedies available to Lender under any of the Junior Loan Documents or applicable Law, to exercise any one or more of the following rights, powers or remedies:

Section 6.1             Acceleration.

Lender may accelerate all Obligations under the Junior Loan Documents whereupon such Obligations shall become immediately due and payable, without notice of default, notice of acceleration or intention to accelerate, presentment or demand for payment, protest, notice of protest, notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Grantor).

Section 6.2             Foreclosure; Power of Sale.

(a)           Upon the occurrence and continuance of an Event of Default, it shall thereupon be the duty of the above named Trustee, or his successor or substitute, as hereinafter provided, to enforce this Deed of Trust at the request of Lender (which request shall be presumed) and to sell the Property with or without first having taken possession of the same and in whole or in part, as the acting Trustee may elect (all rights to a marshalling of assets of Grantor being expressly waived hereby), in compliance with the applicable requirements, at the time of the sale, of Section 51.002 of the Texas Property Code as amended from time to time, to the highest bidder for cash at public auction at the county courthouse (or duly designated nearby area) of any county in which any of the Property is situated, in the area of such courthouse or nearby which has been duly designated for real property foreclosure sales in accordance with applicable law (or in the absence of any such designation, in the area of such courthouse set forth in the notice of sale hereinafter described) on the first Tuesday of any month between the hours of 10:00 A.M. and 4:00 P.M. (commencing no earlier than such time as may be designated in the hereinafter described notice of sale), after giving notice of the time, place and terms of sale and the Property to be sold by the acting Trustee or any person chosen by him filing a copy of the notice thereof in the office of the County Clerk of each county where the Property is situated, by posting or causing to be posted written or printed notice thereof at least twenty-one (21) days preceding the date of said sale at the county courthouse door of each county where the Property is situated, and at least twenty-one (21) days preceding the date of said sale, serving written notice of such proposed sale by certified mail on each debtor obligated to pay the Obligations evidenced by the Junior Note according to the records of Lender. Service of such notice to each debtor shall be completed upon deposit of the notice enclosed in a postpaid wrapper, properly addressed to each debtor at the most recent address as shown by the records of Lender, in a post office or official depository under the care and custody of the United States Postal Service.  The sale must begin at the time stated in the notice of sale or not later than three hours after that time.  Any sale made by Trustee hereunder may be as an entirety or in such parcels as Lender may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by Law.  After such sale, the acting Trustee shall make due conveyance with special warranty to the purchaser or purchasers and the Grantor binds itself, its heirs, assigns, executors, administrators, successors and legal representatives to warrant and forever defend the title of such purchaser or purchasers by, through and under Grantor but not otherwise.  Any abstract of title to the Property furnished in connection with the loan secured by this Deed of Trust shall be delivered and become the property of the purchaser at said sale.

(b)           Upon the occurrence and continuance of an Event of Default, Lender shall have the right and option to proceed with foreclosure in satisfaction of such item or items by directing the Trustee, or his successor or substitute as hereinafter provided, to proceed as if under a full foreclosure, conducting the sale as herein provided, and without declaring the whole Obligations due, and provided that if sale is made because of default as hereinabove mentioned, such sale may be made subject to the unmatured part of the Junior Note and the Obligations secured hereby, and it is agreed that such sale, if so made, shall not in any manner affect any other Obligation or Obligations secured hereby, but as to such other obligations this Deed of Trust and the liens created hereby shall remain in full force and effect just as though no sale had been made under the provisions of this Section.  It is further agreed that several sales may be made hereunder without exhausting the right of sale for any other breach of any of the obligations secured hereby, it being the purpose to provide for a foreclosure and sale of the Property for any matured portion of any of the Obligations secured hereby or other items provided for herein without exhausting the power to foreclose and to sell the Property for any other part of the Obligations secured hereby whether matured at the time or subsequently maturing.

(c)           The proceeds from any such sale shall be applied by the acting Trustee as follows:

FIRST:                                                         To the payment of all expenses of advertising, selling and conveying the Property, including a reasonable fee to the acting Trustee.

SECOND:                                          To the payment to the Lender of all unpaid Obligations, including accrued interest to the date of sale, in such priority and proportions as Lender in its discretion shall deem proper.

THIRD:                                                     The balance, if any, shall be paid to Grantor or to any other person legally entitled to same pursuant to applicable Law.

(d)           The acting Trustee hereunder shall have the right to sell the Property in whole or in part and in such parcels and order as he may determine, and the right of sale hereunder shall not be exhausted by one or more sales, but successive sales may be had until all of the Property have been legally sold.  In the event any sale hereunder is not completed or is defective in the opinion of Lender or the holder of any part of the Obligations, such sale shall not exhaust the power of sale hereunder, and Lender or such holder shall have the right to cause a subsequent sale or sales to be made by the Trustee or any successor or substitute Trustee.  Likewise, Lender may become the purchaser at any such sale if it is the highest bidder, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the bid upon the amount of the Obligations owing, in lieu of cash payment.

(e)           It shall not be necessary for the acting Trustee to have constructively in his possession any part of the real or personal property covered by this Deed of Trust, and the title and right of possession of said property shall pass to the purchaser or purchasers at any sale hereunder as fully as if the same had been actually present and delivered.  Likewise, on foreclosure of this Deed of Trust whether by power of sale herein contained or otherwise, Grantor or any person claiming any part of the Property by, through or under Grantor shall not be entitled to a marshalling of assets or a sale in inverse order of alienation.

(f)            The recitals and statements of fact contained in any notice or in any conveyance to the purchaser or purchasers at any sale hereunder shall be prima facie evidence of the truth of such facts, and all prerequisites and requirements necessary to the validity of any such sale shall be presumed to have been performed.

(g)           Any sale under the powers granted by this Deed of Trust shall be a perpetual bar against Grantor, its successors, assigns and legal representatives.

(h)           In the event of a foreclosure under the powers granted by this Deed of Trust, Grantor, and all other persons in possession of any part of the Property (other than tenants under leases that remain in place after foreclosure), shall be deemed tenants at will of the purchaser at such foreclosure sale and shall be liable for a reasonable rental for the use of the Property; and if any such tenants refuse to surrender possession of the Property upon demand, the purchaser shall be entitled to institute and maintain the statutory action of forcible entry and detainer and procure a writ of possession thereunder, and Grantor expressly waives all damages sustained by reason thereof.

(i)            In the event an interest in any of the Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Grantor agrees as follows.  Notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Grantor agrees that Lender shall be entitled to seek a deficiency judgment from Grantor and any other party obligated on the Note equal to the difference between the amount upon which Grantor is personally liable under the Note and the amount for which the Property was sold pursuant to judicial or nonjudicial foreclosure sale.  Grantor expressly recognizes that this section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Grantor and other persons against whom recovery of deficiencies is sought (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and to offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value.  Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by Grantor and others against whom recovery of a deficiency is sought.

(j)            Alternatively, in the event the waiver provided for in subsection (i) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time): “fair market value” of the Property shall be determined as of the foreclosure date in order to enforce a deficiency against Grantor, Grantor or any other party liable for the repayment of the Obligations, the term “fair market value” shall include those matters required by law and shall also include the additional factors as follows:

(i)            The Property is to be valued “AS IS, WHERE IS” and “WITH ALL FAULTS” and there shall be no assumption of restoration of or refurbishment of the Property after the date of foreclosure;

(ii)           There shall be an assumption of a prompt resale of the Property for an all cash sales price by the purchaser at the foreclosure so that no extensive holding period should be factored into the determination of “fair market value” of the Property;

(iii)          An offset to the fair market value of the Property, as determined hereunder, shall be made by deducting from such value the reasonable estimated closing costs relating to the sale of the Property including but not limited to brokerage commissions, title policy expenses, tax prorations, escrow fees, and other common charges which are incurred by a seller of real property similar to the Property; and

(iv)          After consideration of the factors required by Law and those required above (including the addition of any income to be generated by the Property), an additional discount factor shall be calculated based upon the estimated time it will take to effectuate a sale of the Property so that the “fair market value” as so determined is discounted to be as of the date of the foreclosure of the Property.

Section 6.3             Judicial Action.

Lender shall have the right from time to time to sue Grantor for any sums (whether interest, damages for failure to pay principal or any installments thereof, taxes, or any other sums required to be paid under the terms of this Deed of Trust, as the same become due), without regard to whether or not any of the other Obligations shall be due, and without prejudice to the right of Lender thereafter to enforce any appropriate remedy against Grantor, including an action of foreclosure or an action for specific performance, for a Default (as defined in the Junior Loan Agreement) or Event of Default existing at the time such earlier action was commenced.

Section 6.4             Collection of Rents.

Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to (i) take possession of any or all of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, (ii) subject to the terms of the Lock Box Agreement, to collect all Rents from the Property and apply the proceeds against the sums due under this Deed of Trust, and (iii) exercise all other rights with respect to the Property described in this Deed of Trust.  Grantor hereby appoints Lender as Grantor’s attorney-in-fact with full power of substitution, which appointment shall take effect upon the occurrence and during the continuance of an Event of Default and is coupled with an interest and, subject to a cure of such Event of Default in accordance with the terms of the Junior Loan Documents, is irrevocable prior to the full and final payment and performance of the Obligations, in Grantor’s name or in Lender’s name: (a) subject to the terms and conditions of the Lock Box Agreement, to endorse all checks and other instruments received in payment of Rents and to deposit the same in any account selected by Lender; (b) to give receipts and releases in relation thereto; (c) to institute, prosecute and/or settle actions for the recovery of Rents; (d) to modify the terms of any agreements relating to the Rents payable thereunder; and (e) to do all other acts and things with respect to the Rents which Lender may deem necessary or desirable to protect the security for the Obligations.

Section 6.5             Taking Possession or Control of the Property.

As a matter of right without regard to the adequacy of the security, and to the extent permitted by Law without notice to Grantor, Lender shall be entitled, upon application to a court of competent jurisdiction, to the immediate appointment of a receiver for all or any part of the Property and the Rents, whether such receivership may be incidental to a proposed sale of the Property or otherwise, and Grantor hereby consents to the appointment of such a receiver and agrees that such receiver shall have all of the rights and powers granted to Lender pursuant to Section 6.4.  In addition, to the extent permitted by Law, and with or without the appointment of a receiver, or an application therefor, Lender may (a) enter upon, and take possession of (and Grantor shall surrender actual possession of), the Property or any part thereof, without notice to Grantor and without bringing any legal action or proceeding, or, if necessary by force, legal proceedings, ejectment or otherwise, and (b) remove and exclude Grantor and its agents and employees therefrom.

Section 6.6             Management of the Property.

Upon obtaining possession of the Property or upon the appointment of a receiver as described in Section 6.5, Lender, Trustee or the receiver, as the case may be, may, at its sole option, (a) make all necessary or proper repairs to or upon the Property, (b) operate, maintain, control, make secure and preserve the Property, and (c) complete the construction of any unfinished Improvements on the Property and, in connection therewith, continue any and all outstanding contracts for the erection and completion of such Improvements and make and enter into any further contracts which may be necessary, either in their or its own name or in the name of Grantor (the costs of completing such Improvements shall be Expenses secured by this Deed of Trust and shall accrue interest as provided in the Junior Loan Agreement and the other Junior Loan Documents).  Lender, Trustee or such receiver shall be under no liability for, or by reason of, any such taking of possession, entry, holding, removal, maintaining, operation or management, except for gross negligence or willful misconduct.  The exercise of the remedies provided in this Section shall not cure or waive any Event of Default, and the enforcement of such remedies, once commenced, shall continue for so long as Lender shall elect, notwithstanding the fact that the exercise of such remedies may have, for a time, cured the original Event of Default.

Section 6.7             Uniform Commercial Code.

Lender may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code.  Upon the occurrence and during the continuation of any Event of Default, Grantor shall assemble all of the Accessories and make the same available within the Improvements.  Any notification required by the Uniform Commercial Code shall be deemed reasonably and properly given if sent in accordance with the Notice provisions of this Deed of Trust at least ten (10) days before any sale or other disposition of the Personalty.  Disposition of the Personalty shall be deemed commercially reasonable if made pursuant to a public sale advertised at least twice in a newspaper of general circulation in the community where the Property is located.  It shall be deemed commercially reasonable for the Trustee to dispose of the Personalty without giving any warranties as to the Personalty and specifically disclaiming all disposition warranties.  Alternatively, Lender may choose to dispose of some or all of the Property, in any combination consisting of both Personalty and Real Property, in one sale to be held in accordance with the Law and procedures applicable to real property, as permitted by Article 9 of the Uniform Commercial Code.  Grantor agrees that such a sale of Personalty together with Real Property constitutes a commercially reasonable sale of the Personalty.

Section 6.8             Application of Proceeds.

Unless otherwise provided by applicable Law, all proceeds from the sale of the Property or any part thereof pursuant to the rights and remedies set forth in this Article VI and any other proceeds received by Lender from the exercise of any of its other rights and remedies hereunder or under the other Junior Loan Documents shall, subject to the terms and conditions of the Lock Box Agreement, be applied first to pay all Expenses and next in reduction of the other Obligations, in such manner and order as Lender may elect.

Section 6.9             Other Remedies.

Lender shall have the right from time to time to protect, exercise and enforce any legal or equitable remedy against Grantor provided under the Junior Loan Documents or by applicable Laws.

Article VII
Trustee.

Section 7.1             Liability of Trustee.

Trustee shall have no liability or responsibility for, and make no warranties in connection with, the validity or enforceability of any of the Junior Loan Documents or the description, value or status of title to the Property.  Trustee shall be protected in acting upon any notice, request, consent, demand, statement, note or other paper or document believed by Trustee to be genuine and to have been signed by the party or parties purporting to sign the same.  Trustee shall not be liable for any error of judgment, nor for any act done or step taken or omitted, nor for any mistakes of law or fact, nor for anything which Trustee may do or refrain from doing in good faith, nor generally shall Trustee have any accountability hereunder except for its willful misconduct or gross negligence.  The powers and duties of Trustee hereunder may be exercised through such attorneys, agents or servants as Trustee may appoint, and Trustee shall have no liability or responsibility for any act, failure to act, negligence or willful misconduct of such attorney, agent or servant, so long as the selection was made with reasonable care.  In addition, Trustee may consult with legal counsel selected by Trustee, and Trustee shall have no liability or responsibility by reason of any act or failure to act in accordance with the opinions of such counsel.  Trustee may act hereunder and may sell or otherwise dispose of the Property or any part thereof as herein provided, although Trustee has been, may now be or may hereafter be, an attorney or agent of Lender, in respect of any matter or business whatsoever.  Trustee, however, shall have no obligation to sell all or any part of the Property following an Event of Default or to take any other action authorized to be taken by Trustee hereunder except upon the demand of Lender.

Section 7.2             Indemnification of Trustee.

Grantor agrees to indemnify Trustee and to hold Trustee harmless for, from and against any and all Claims and Expenses directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Property or the Junior Loan, including but not limited to any Claim arising out of or resulting from any assertion or allegation that Trustee is liable for any act or omission of Grantor or any other Person in connection with the ownership, development, financing, operation or sale of the Property; provided, however, that Grantor shall not be obligated to indemnify Trustee with respect to any Claim arising solely from the gross negligence or willful misconduct of Trustee.  The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Junior Loan and shall survive the repayment of the Junior Loan, any foreclosure or deed in lieu thereof and any other action by Trustee to enforce the rights and remedies of Lender or Trustee hereunder or under the other Junior Loan Documents.

Section 7.3             Substitution of Trustee; Multiple Trustees.

Lender shall have, and is hereby granted with warranty of further assurances, the irrevocable power to appoint a new or replacement or substitute Trustee.  Such power may be exercised at any time without notice, without cause and without specifying any reason therefor, by filing for record in the office where this Deed of Trust is recorded a substitution of Trustee.  The power of appointment of a successor Trustee may be exercised as often as and whenever Lender may choose, and the exercise of the power of appointment, no matter how often, shall not be an exhaustion thereof.  Upon the recordation of such substitution of Trustee, the Trustee so appointed shall thereupon, without any further act or deed of conveyance, become fully vested with identically the same title and estate in and to the Property and with all the rights, powers, trusts and duties of its predecessor in the trust hereunder with like effect as if originally named as Trustee hereunder.  Whenever in this Deed of Trust reference is made to Trustee, it shall be construed to mean each Person appointed as Trustee for the time being, whether original or successor in trust.  All title, estate, rights, powers, trusts and duties granted to Trustee shall be in each Person appointed as Trustee so that any action hereunder by any Person appointed as Trustee shall for all purposes be deemed to be, and as effective as, the action of all Trustees.

Article VIII

Miscellaneous.

Section 8.1             Rights, Powers and Remedies Cumulative.

Each right, power and remedy of Lender or Trustee as provided for in this Deed of Trust, or in any of the other Junior Loan Documents or now or hereafter existing by Law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Deed of Trust, or in any of the other Junior Loan Documents or now or hereafter existing by Law, and the exercise or beginning of the exercise by Lender or Trustee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Lender or Trustee of any or all such other rights, powers or remedies.

Section 8.2             No Waiver by Lender or Trustee.

No course of dealing or conduct by or among Lender, Trustee and Grantor shall be effective to amend, modify or change any provisions of this Deed of Trust or the other Junior Loan Documents.  No failure or delay by Lender or Trustee to insist upon the strict performance of any term, covenant or agreement of this Deed of Trust or of any of the other Junior Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, covenant or agreement or of any such breach, or preclude Lender or Trustee from exercising any such right, power or remedy at any later time or times.  By accepting payment after the due date of any of the Obligations, neither Lender nor Trustee shall be deemed to waive the right either to require prompt payment when due of all other Obligations, or to declare an Event of Default for failure to make prompt payment of any such other Obligations.  Neither Grantor nor any other Person now or hereafter obligated for the payment of the whole or any part of the Obligations shall be relieved of such liability by reason of (a) the failure of Lender to comply with any request of Grantor or of any other Person to take action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust, or (b) any agreement or stipulation between any subsequent owner or owners of the Property and Lender, or (c) Lender’s extending the time of payment or modifying the terms of this Deed of Trust or any of the other Junior Loan Documents without first having obtained the consent of Grantor or such other Person.  Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien on the Property, Lender may release any Person at any time liable for any of the Obligations or any part of the security for the Obligations and may extend the time of payment or otherwise modify the terms of this Deed of Trust or any of the other Junior Loan Documents without in any way impairing or affecting the lien of this Deed of Trust or the priority of this Deed of Trust over any subordinate lien.  The holder of any subordinate lien shall have no right to terminate any Lease regardless of whether or not such Lease is subordinate to this Deed of Trust.  Lender may resort to the security or collateral described in this Deed of Trust or any of the other Junior Loan Documents in such order and manner as Lender may elect in its sole discretion.

Section 8.3             Waivers and Agreements Regarding Remedies.

To the full extent Grantor may do so, Grantor hereby:

(a)           agrees that it will not at any time plead, claim or take advantage of any Laws now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and waives and releases all rights of redemption, valuation, appraisement, stay of execution, extension and notice of election to accelerate the Obligations;

(b)           waives all rights to a marshalling of the assets of Grantor, including the Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Property, and agrees not to assert any right under any Law pertaining to the marshalling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Lender under the terms of this Deed of Trust to a sale of the Property without any prior or different resort for collection, or the right of Lender to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatsoever;

(c)           waives any right to bring or utilize any defense, counterclaim or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded.  If any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed.  If such defense, counterclaim or setoff is based on a Claim which could be tried in an action for money damages, such Claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action.  The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action;

(d)           waives and relinquishes any and all rights and remedies which Grantor may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties; and

(e)           to the maximum extent permitted by Law, Grantor waives any right to assert that the Property was created in violation of applicable subdivision ordinances and regulations and agrees to take all actions and execute all documents requested by Lender in connection with compliance with or exemption from all applicable subdivision ordinances and regulations.

Section 8.4             Successors and Assigns.

All of the grants, covenants, terms, provisions and conditions of this Deed of Trust shall run with the Land and shall apply to and bind the successors and assigns of Grantor (including any permitted subsequent owner of the Property), and inure to the benefit of Lender, its successors and assigns and to the successors in trust of Trustee.

Section 8.5             No Warranty by Lender or Trustee.

By inspecting the Property or by accepting or approving anything required to be observed, performed or fulfilled by Grantor or to be given to Lender or Trustee pursuant to this Deed of Trust or any of the other Junior Loan Documents, Lender and Trustee shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Lender or Trustee.

Section 8.6             Amendments.

This Deed of Trust may not be modified or amended except by an agreement in writing, signed by the party against whom enforcement of the change is sought.

Section 8.7             Severability.

In the event any one or more of the provisions of this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of the Junior Loan Documents operates or would prospectively operate to invalidate this Deed of Trust, then and in either of those events, at the option of Lender, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Junior Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

Section 8.8             Notices.

All Notices, demands or documents to be delivered under this Deed of Trust shall be given in writing in the manner provided for the giving of notices under the Junior Loan Agreement.

Section 8.9             Rules of Construction.

The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Deed of Trust in its entirety.  The terms “agree” and “agreements” mean and include “covenant” and “covenants.”  The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”  The headings of this Deed of Trust are for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof.  All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Junior Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, Improvements, Personalty, Real Property or Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles or Sections are to the respective Articles or Sections contained in this Deed of Trust unless expressly indicated otherwise.  Any term used or defined in the Uniform Commercial Code of the State, as in effect from time to time, which is not defined in this Deed of Trust shall have the meaning ascribed to that term in the Uniform Commercial Code of the State.  If a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term shall have the meaning specified in Article 9.

Section 8.10           Governing Law.   This Deed of Trust shall be construed, governed and enforced in accordance with the Laws in effect from time to time in the State.

Section 8.11           Entire Agreement.  The Junior Loan Documents constitute the entire understanding and agreement between Grantor and Lender with respect to the transactions arising in connection with the Obligations, and supersede all prior written or oral understandings and agreements between Grantor and Lender with respect to the matters addressed in the Junior Loan Documents.  In particular, and without limitation, the terms of any commitment by Lender to make the Junior Loan are merged into the Junior Loan Documents.  Except as incorporated in writing into the Junior Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Junior Loan Documents.

Section 8.12           Certain Provisions Incorporated by Reference.

The provisions of the Junior Loan Agreement and the Junior Note (and any other Junior Loan Document) that govern adjustments, if any, to the interest rate and payment amount, the accrual of interest and increases, if any, in the principal balance, are incorporated in this Deed of Trust by reference as though fully set forth herein.

Section 8.13           Nature of Obligations.

Except as provided in that certain Guaranty and Indemnity (as defined in the Junior Loan agreement) of even date herewith, the obligations of Grantor hereunder to pay and perform the Obligations (including, without limitation, such Obligations as are evidenced by the Junior Note) shall be without recourse to Grantor’s members, shareholders, officers, affiliates, directors, partners, agents, employees or consultants, or any affiliate of any such person, or to the property or assets of any such person.  Notwithstanding anything to the contrary herein, nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Federal Bankruptcy Code or any similar federal or state statute to file a claim for the full amount of the Obligations secured hereby or to require that all Collateral shall continue to secure all Obligations owing to Lender in accordance with the Junior Note, this Deed of Trust and the other Junior Loan Documents.  The foregoing will in no way limit Lender’s recourse to the Collateral following an Event of Default or limit the liability under any Contract to which any Affiliate of Grantor is a party and which has been assigned to Junior Lender as Collateral for the Junior Loan, including but not limited to the Construction Guaranty of even date herewith and any Contract assigned as Collateral under the Assignment of Contracts, Permits and Approvals of even date herewith executed by Grantor and the other parties thereto and the Collateral Assignment of Lodging Management Agreement also of even date herewith executed by Grantor and the other parties thereto.

Section 8.14           Use of Loan Proceeds.

Grantor will use the proceeds of the Junior Loan and other Obligations secured hereby solely for the purpose of carrying on a business or commercial enterprise and not for personal, family or household purposes.  The Property forms no part of any property owned, used or claimed by Grantor as a residence or business homestead and is not exempt from forced sale under the laws of the State of Texas.  Grantor hereby disclaims and renounces each and every claim to the Property as a homestead.

Article IX

State Specific Provisions

Section 9.1             Principles of Construction.

In the event of any inconsistencies between the terms and conditions of this Article IX and the other provisions of this Deed of Trust, the terms and conditions of this Article IX shall control and be binding.

Section 9.2             Definitions.

The term “State” as used herein shall mean the State of Texas.

Section 9.3             Usury Laws.

It is the intention of the parties hereto to conform strictly to applicable usury laws.  Accordingly, if the transactions contemplated hereby would be usurious under any such applicable Law, then, and in that event, notwithstanding anything to the contrary in this Deed of Trust, the Junior Loan Agreement, the Junior Note, the other Junior Loan Documents, and any other instrument or agreement entered into in connection therewith, whether now existing or hereafter arising and whether written or oral, it is agreed as follows:

(a)           the aggregate of all interest and any other charges constituting interest or adjudicated as constituting interest and that is contracted for, charged or received under the Junior Note, or under any of the aforesaid instruments or agreements or otherwise in connection with the Junior Note (whether designated as interest, fees, late charges, payments or otherwise) shall under no circumstances exceed the maximum amount of interest permitted by any such Law and any excessive rate shall automatically be reduced so as not to exceed the maximum legal rate and any excess interest charged or contracted for shall be cancelled automatically and, if theretofore paid, shall be credited on the principal amount owing on the Junior Note by Lender (or, if the Junior Note has been paid in full, refunded to Grantor); and

(b)           in the event that the maturity of the Junior Note is accelerated by reason of an Event of Default under the Junior Loan Documents, or otherwise, then such consideration that constitutes interest may never include more than the maximum rate of interest permitted by any such Law computed from the dates of each advance of the loan proceeds outstanding until payment.  If from any circumstance Lender shall ever receive interest or any other charges constituting interest or adjudicated as constituting interest, the amount, if any, which would exceed the maximum rate of interest permitted by such Law shall be applied to the reduction of the principal amount owing on the Junior Note or on account of any other principal indebtedness of Grantor to Lender, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of the principal and such other indebtedness, the amount of such excessive interest that exceeds the unpaid principal and such other indebtedness shall be refunded to Grantor.

All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness so that the rate or amount of interest on account of any such indebtedness does not exceed the applicable usury ceiling.

Section 9.4             Future Advances.

This Deed of Trust shall also secure such future or additional indebtedness of Grantor to Lender or such future or additional advances for construction, improvements, preservation, maintenance and operation of the Property and the security for payment of the Obligations as may be made by Lender, whether such future advances are obligatory or are to be made at Lender’s option, to Grantor, for any purpose.

Section 9.5             WAIVER OF CONSUMER RIGHTS.

TO THE EXTENT NOW OR HEREAFTER APPLICABLE, GRANTOR HEREBY WAIVES GRANTOR’S RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS.  AFTER CONSULTATION WITH AN ATTORNEY OF GRANTOR’S OWN SELECTION, GRANTOR VOLUNTARILY CONSENTS TO THIS WAIVER.

Section 9.6             TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE:

(A) GRANTOR IS REQUIRED TO: (I) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT SPECIFIED IN THE JUNIOR LOAN DOCUMENTS; (II) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (III) NAME LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS AS AND TO THE EXTENT REQUIRED IN THE JUNIOR LOAN AGREEMENT; (B) GRANTOR MUST, IF REQUIRED BY LENDER PURSUANT TO THE JUNIOR LOAN AGREEMENT, DELIVER TO LENDER A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS, PROVIDED THAT EVIDENCE OF ANY RENEWAL POLICY SHALL NOT BE REQUIRED TO BE PROVIDED MORE THAN 15 DAYS PRIOR TO THE EXPIRATION OF THE TERM OF THE THEN EXISTING INSURANCE POLICY; AND (C) IF GRANTOR FAILS TO MEET ANY REQUIREMENT LISTED IN PARAGRAPH (A) OR (B), LENDER MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF GRANTOR AT THE GRANTTOR’S EXPENSE AS AND TO THE EXTENT EXPLICITLY PERMITTED BY THE JUNIOR LOAN AGREEMENT.

Section 9.7             INDEMNITY.

IT IS THE EXPRESS INTENTION OF GRANTOR AND GRANTOR HEREBY AGREES THAT THE INDEMNITIES SET FORTH IN THIS DEED OF TRUST AND THE OTHER JUNIOR LOAN DOCUMENTS WILL APPLY TO AND FULLY PROTECT EACH INDEMNIFIED PARTY EVEN THOUGH ANY CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS’ FEES) THEN THE SUBJECT OF INDEMNIFICATION MAY HAVE BEEN CAUSED BY, ARISE OUT OF, OR ARE OTHERWISE ATTRIBUTABLE TO, DIRECTLY OR INDIRECTLY, THE NEGLIGENCE (EXCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) IN WHOLE OR IN PART OF SUCH INDEMNIFIED PARTY AND/OR ANY OTHER PARTY.

Initials of signatory of Marc Sierra:	/s/ MDS

Section 9.8             SECTION 26.02 NOTICE.

IN ACCORDANCE WITH SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, THIS DEED OF TRUST AND THE OTHER DOCUMENTS EVIDENCING, SECURING OR PERTAINING TO ALL OR ANY PORTION OF THE OBLIGATIONS REPRESENT THE FINAL AGREEMENT BETWEEN GRANTOR AND LENDER AS TO THE SUBJECT MATTER THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

Initials of signatory of Marc Sierra:	/s/ MDS

Section 9.9             Actions of Trustee.

Notwithstanding anything to the contrary set forth in this Deed of Trust, the role of the Trustee in executing any remedies set forth in this Deed of Trust shall be limited to performing the Trustee’s duties with respect to exercise of the power of sale granted in this Deed of Trust, and notwithstanding anything to the contrary set forth herein, the Trustee may not delegate the obligation to conduct any non-judicial foreclosure sale to an agent of the Trustee.

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IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be executed as of the day and year first written above.

GRANTOR:

REST EASY LLC, a Delaware limited liability company

By:	RE MANAGING MEMBER LLC, its managing member

	By:	Actus Lend Lease Holdings LLC, its sole member

		By:	/s/ Marc Sierra
Mark Sierra
Executive Vice President

STATE OF	)
) ss.
COUNTY OF	)

This instrument was acknowledged before me this            day of August, 2009, by                                                                   , as                                                of Actus Lend Lease Holdings LLC, the sole member of RE Managing Member LLC, the managing member of Rest Easy LLC, on behalf of said limited liability company.

[SEAL]	/s/ Susan Gaw Henderson
Notary Public in and for
the State of

Susan Gaw Henderson
Print name of Notary

My Commission Expires:

[Signature page to Junior Lender Deed of Trust (Fort Hood)]

Exhibit A

Legal Description

[Ground Lease]

Exhibit B

Description of Ancillary Leases

Schedule to Exhibit 10.5

Substantially Identical Deeds of Trust Omitted

State Filed	County	Subject U.S. Army Installation
Arizona	Yuma	Yuma
Texas	Bexar	Fort Sam Houston
Virginia	Arlington	Fort Myer